UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
CURRENT REPORT
(Amendment No. 1)
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 17, 2005

NASTECH PHARMACEUTICAL COMPANY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-13789	11-2658569
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3450 Monte Villa Parkway
Bothell, Washington		98021
(Address of Principal Executive Offices)		(Zip Code)
(425) 908-3600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: AGREEMENT

Explanatory Note
     On October 18, 2005, Nastech Pharmaceutical Company Inc. (the “Company”) filed a current report on Form 8-K (the “Report”) reporting under Item 1.01 the Company’s entry into an agreement (the “Agreement”) with Questcor Pharmaceuticals, Inc. (“Questcor”), a strategic partner of the Company that owns the worldwide marketing rights and new drug applications relating to the Company’s Nascobal® nasal spray, pursuant to which Agreement Questcor assigned all of its rights and obligations relating to the Nascobal® nasal spray to QOL Medical, LLC (“QOL”). The Agreement that was filed as Exhibit 10.1 to the Report did not include a copy of Exhibit A to the Agreement. The purpose of this amendment no. 1 to Form 8-K is to re-file as Exhibit 10.1 hereto a copy of the Agreement in its entirety to include Exhibit A, portions of which have been redacted pursuant to the Company’s amended request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1*	Agreement dated as of September 23, 2005 by and between Nastech Pharmaceutical Company Inc. and QOL Medical, LLC.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASTECH PHARMACEUTICAL COMPANY INC.

Dated: July 26, 2006	By:	/s/ STEVEN C. QUAY

Steven C. Quay
Chairman of the Board, President and
Chief Executive Officer
EXHIBIT INDEX

Exhibit No.	Description
10.1*	Agreement dated as of September 23, 2005 by and between Nastech Pharmaceutical Company Inc. and QOL Medical, LLC.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, amended, and the omitted material has been separately filed with the Securities and Exchange Commission.